Exhibit 10.30
10.30 Electricity Purchase Agreement between Xiangrui Pharmacy and
Shandong Ruyin Bio-chemical Co., Ltd.
Party A (Supplier): Shandong Ruyin Bio-chemical Co., Ltd.
Party B (Purchaser): Shandong Xiangrui Pharmacy Co., Ltd.
•	General Information
•	Pursuant to the contract Shandong Ruyin Bio-chemical Co., Ltd. supplies electricity to Shandong Xiangrui Pharmacy Co., Ltd.
•	The price should be RMB 0.68679/KWH, the supply term is from January 1, 2009 to December 31, 2014.
•	The disputes between each party shall be resolved by local court.
•	Headlines of the articles omitted
•	Packing
•	Miscellaneous